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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                             July 16, 1996


                         AMERITECH CORPORATION
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State of other jurisdiction of incorporation)


    1-8612                                               36-3251481
Commission File Number                             IRS Employer ID No.


            30 South Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices)

   Registrant's telephone number, including area code: (312)750-5000


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Item 7. Financial Statements and Exhibits

     Ameritech reported that its second-quarter revenues rose 11.1% to $3.74 billion from $3.37 billion in the second quarter of 1995. Second-quarter 1996 profits grew 12.5 % to %567 million from $504 million in the second quarter of 1995. Earnings per share increased 12.1% to $1.02 per share, up from 91 cents per share in the second quarter of 1995. The second quarter of 1996 marked Ameritech's third consecutive quarter of double-digit earnings growth, excluding one-time items.

     Growth was fueled by:

A 39.7% increase in cellular customers, up to nearly 2.2 million customers in the second quarter of 1996.

Solid 9.3% growth in network access minutes of use.

Strong growth in voice mail, Caller ID and security monitoring.

Contributions to net income from international investments, particularly in Belgium and New Zealand.

     The company has made significant progress in its plans to enter the long distance businesses, reaching 20 interconnection and resale agreements that help Ameritech meet Telecom Act conditions for its entry into full long distance service. Ameritech also turned on service for its first cable TV customers in the Detroit and Columbus areas, and acquired security monitoring assets from Circuit City to strengthen its position as one of the largest U.S. security monitoring companies.

     For the first six months of 1996, Ameritech revenues rose 12.2% to $7.31 billion from $6.51 billion in the first half of 1995. Income rose 13.3% to $1,045 million from $922 million, excluding after-tax gain in the first quarter of 1995 of $160 million from settlement gains associated with lump-sum payments from the pension plan. Reported net income was $1,045 million in the first half of 1996, compared with $1,082 million in the first half of 1995.

     Earnings per share excluding one-time items grew 13.2% to $1.89 from $1.67 in the first half of 1995. Reported earnings per share were $1.89, compared with $1.96 in the first half of 1995, including a one-time gain of 29 cents per share in the first quarter of 1995 from settlement gains associated with lump-sum payments from the pension plan.

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                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in millions, except per share amounts)

                                             Three Months Ended
                                                   June 30
                                                                    %
                                          1996         1995       Change
                                      (Unaudited)   (Unaudited)

Revenues                                 $3,744       $3,369      11.1%
Operating expenses                        2,798        2,509      11.5%
Operating income                            946          860      10.0%
Other income, net                            73           35     108.6%
Interest expense                            128          119       7.6%
Income before income taxes                  891          776      14.8%
Income taxes                                324          272      19.1%
Net income                               $  567       $  504      12.5%

Average common shares
   Outstanding  (000)                   553,173      553,719     (0.1)%

Earnings per common share                 $1.02        $0.91      12.1%

Dividends declared per
   common share                           $0.53        $0.50       6.0%

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                         CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in millions, except per share amounts)

                                            Six Months Ended
                                                June 30
                                                                     %
                                        1996 (1)      1995 (1)     Change
                                      (Unaudited)   (Unaudited)

Revenues                                 $7,311        $6,515      12.2%
Operating expenses (2)                    5,543         4,666      18.8%
Operating income                          1,768         1,849     (4.4)%
Other income, net                           124            68      82.4%
Interest expense                            252           237       6.3%
Income before income taxes                1,640         1,680     (2.4)%
Income taxes                                595           598     (0.5)%
Net income                               $1,045        $1,082     (3.4)%

Average common shares
   outstanding  (000)                   553,962       552,998       0.2%

Earnings per common share                 $1.89         $1.96     (3.6)%

Dividends declared per
   common share                           $1.06         $1.00       6.0%

(1) Income before one-time items rose 13.3 percent to $1,045 million from $922 million in the first half of 1995. Earnings per share before one-time items grew 13.2 percent to $1.89 per share, up from $1.67 per share in the first half of 1995. See note (2) for details of the one-time item reflected in 1995.

(2) 1995 results include a $256 million pretax net credit ($160 million after-tax or $0.29 per share) related to net settlement gains associated with lump-sum pension payments from the nonmanagement pension plan to former employees, related to the work force restructuring program.

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                 CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Dollars in millions)


                                                                Change
                                                                 from
                                       June 30    Dec. 31       Dec. 31
                                        1996        1995          1995
ASSETS                              (Unaudited)

Current assets                         $ 3,836     $ 3,452      $ 384
Property, plant and equipment           13,225      13,457        232)
Investments, primarily international     2,376       1,497        879
Other assets and deferred charges        3,730       3,536        194
Total assets                           $23,167     $21,942     $1,225

LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year          $ 3,533     $ 2,138     $1,395
Other current liabilities                3,417       3,623       (206)
Long-term debt                           4,216       4,513       (297)
Deferred credits and
   other long-term liabilities           4,605       4,653        (48)
Shareowners' equity                      7,396       7,015        381
Total liabilities and
   shareowners' equity                 $23,167     $21,942     $1,225



                        SELECTED FINANCIAL AND OPERATING DATA
                                     (Unaudited)
                                (Dollars in millions)

                                        June 30      June 30        %
                                         1996          1995       Change

Debt ratio                                51.2%         48.1%      6.4%
Customer lines (000's)                  19,399        18,618       4.2%
Employees                               66,913        62,127       7.7%
Telephone company employees             52,101        51,856       0.5%
Customer lines per telephone
   company employee                        372           359       3.6%

Return on average
   equity - annualized    Qtr.            30.8%         29.6%      4.1%
                          YTD             28.5%         32.9%   (13.4)%
Return on average total
   capital - annualized   Qtr.            17.9%         18.5%    (3.2)%
                          YTD             17.0%         19.8%   (14.1)%

Construction activity     Qtr.             $556         $440      26.4%
                          YTD            $1,022         $805      27.0%


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                               SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 17, 1996
                                   AMERITECH CORPORATION

                                   By /s/ Bruce B. Howat
                                   Bruce B. Howat
                                   Secretary